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                                                                    Exhibit 10.1








                           DEFINITIVE MASTER AGREEMENT



                                     BETWEEN



                               MDI ONCOLOGY, INC.


                                       AND



                    EUCODIS FORSCHUNGS-und ENTWICKLUNGS GmbH



                                   Dated as of

                                  July 29, 2006












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                           DEFINITIVE MASTER AGREEMENT

         This Definitive Master Agreement ("Agreement") is made and entered into as of July 29, 2006 by and between MDI Oncology, Inc. ("MDI"), a Delaware corporation, whose principal place of business is 1338 S. Foothill Drive, #266, Salt Lake City, Utah 84108 and Eucodis Forschungs -- und Entwicklungs GmbH ("Eucodis"), an Austrian company whose principal place of business is Brunner Str. 59, 1230, Vienna, Austria (collectively MDI and Eucodis shall be referred to as the "Parties").

                                    RECITALS

         WHEREAS, MDI, through an asset purchase, has an ownership interest in a pharmaceutical product known as the "Product";

         WHEREAS, MDI wishes to have preclinical, clinical, manufacturing and all other development begun for the Product for purposes of either outlicensing and/or commercializing the Product;

         WHEREAS, Eucodis has represented that it has the requisite expertise, understanding and scientific knowledge to undertake such development under the terms and conditions hereinafter set forth;

         WHEREAS, MDI has disclosed the means by which it acquired the ownership rights to the intellectual property related to the Product and any risk or liabilities associated therewith and Eucodis has disclosed the extent of its experience in product development for the oncology field; and

         WHEREAS, both Parties accept the representations made by the other, have executed a Letter of Intent and wish to enter into this Agreement whereby a license in the Field for the Eucodis Territory market is given by MDI to Eucodis and Eucodis shall pay certain agreed upon sums of money, engage in all development activities necessary to complete clinical trials as set forth herein and to then either outlicense the Product or proceed into Phase III through to commercialization.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein, the Parties hereby agree as follows:

1.       DEFINITIONS.

         1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation (or other entity) if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity), whether through the ownership of voting securities, by contract or otherwise.






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         1.2 "AGREEMENT" shall mean this Definitive Master Agreement and all
Exhibits and Schedules attached hereto including the Letter of Intent ("LOI") dated April 24, 2006, as the same may be amended or otherwise modified from time to time pursuant to the terms set forth herein. To the extent that the LOI contradicts this Agreement, this Agreement controls.

         1.3 "BANKRUPT COMPANY" shall mean SaveTherapeutics AG, a German corporation from whom certain intellectual property was purchased by MDI, including, but not limited to, the Product.

         1.4 "CLINICAL DEVELOPMENT PLAN" shall mean the outline and any and all amendments thereto made during the term of this Agreement, the initial copy of which has been tendered to MDI as part of the Conditions Precedent is attached hereto as Exhibit A and incorporated herein and made part of this Agreement along with all subsequent amendments.

         1.5 "CONFIDENTIAL INFORMATION" shall mean information owned by either Party in any medium, including oral, written or electronic, disclosed in connection with this Agreement, along with any trade secrets, business information, technical information, or marketing information that the Disclosing Party deems proprietary and has appropriately marked as such prior to disclosing such Confidential Information to the Receiving Party.

         1.6 "DISCLOSING PARTY" shall mean a Party disclosing Confidential Information to another Party and may include MDI, Eucodis or both.

         1.7 "EUCODIS TERRITORY" shall mean the EU and all those countries listed in Exhibit D attached hereto and made a part of this Agreement.

         1.8 "EUROPEAN UNION" or "EU" shall mean those countries which are members of the European Union at the time of the execution of this Agreement and including Croatia, Norway, Switzerland and Turkey.

         1.9 "EUROPEAN UNION DIRECTIVES AND REGULATIONS" or "EU REGULATIONS" OR "EU DIRECTIVES" shall mean all directives and regulations of the European Union and all directives and regulations of those European member countries related, or relevant to, drug development and commercialization.


         1.10 "FDA" shall mean the United States Food and Drug Administration or any successor agency.

         1.11 "FACILITY" OR "FACILITIES" shall mean the site where Eucodis selects to have all manufacturing of the Product done.

         1.12 "FEDERAL FOOD, DRUG AND COSMETIC ACT" or "ACT" shall mean the federal statute so entitled and all regulations and guidance documents promulgated thereunder.

         1.13 "FIELD" shall mean the development and commercialization of the Product for use in breast cancer and related breast cancer and mastalgy indications.



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         1.14 "GOOD MANUFACTURING PRACTICES" or "GMP" shall have the meaning set forth in the Act and the corresponding EU Directives.

         1.15 "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of the United States, European Union or any other jurisdiction applicable to the subject matter contemplated in this Agreement.

         1.16 "INADVERTENT DISCOVERY" shall mean any invention, patentable or not patentable, which directly and specifically relates to the Intellectual Property having application outside the Field, which is conceived, developed or reduced to practice by either Party during the term of this Agreement.

         1.17 "INTELLECTUAL PROPERTY" shall mean the Product, any improvements thereto and all related inventions, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, now or hereafter owned, acquired or developed by or on behalf of MDI or MDI's Affiliates or third party contractors to MDI, as the case may be, during the term of this Agreement, in each case whether registered or unregistered, and including all applications for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection.

         1.18 "NET REVENUES" shall mean the gross cash receipts the Party or it Affiliate obtains from any unrelated third party in respect of the Product, [* * *].

         1.19 "MDI TERRITORY" shall mean the entire world and all its markets except for the Eucodis Territory.

         1.20 "PERSON" shall mean any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

         1.21 "PHASE II" and/or "PHASE III" shall have the same meaning as set forth in the Act and/or the corresponding EU Directives for clinical trials. For purposes of this Agreement, all references to Phase II shall mean the completion of Phase II requirements for [* * *].

         1.22 "PRODUCT" shall mean the Formestane Cream, ointment, or topical application as set forth in [* * *].

         1.23 "RECALL", with respect to any Product, shall mean a "recall", "correction" or "market withdrawal", as those terms are defined in 21 CFR 7.3, as the same may be amended from time to time, and shall include any post-sale warning or mailing of information regarding such Product, including those warnings or mailings described in 21 CFR 200.5.

         1.24 "RECEIVING PARTY" shall mean a Party receiving Confidential Information and may include MDI, Eucodis or both.



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         1.25 "SPECIFICATIONS" shall mean the specifications for the raw materials and packaging materials used in the manufacture and/or packaging of the Product and the specifications for the manufacture, processing and packaging of the Product, including all formula, know-how, materials requirements, standards of quality control, quality assurance and sanitation, as as soley determined by EUCODIS in Phase II and mutually agreed upon in writing by MDI and Eucodis after Phase III.

         1.26 "STEERING COMMITTEE" shall mean the committee formed pursuant to
Section 13 of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF MDI. MDI hereby represents and warrants to Eucodis as follows:

         2.1 ORGANIZATION. MDI is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware, United States of America, and has all requisite power and authority to own its assets and to carry on its business as presently conducted. MDI purchased from the bankruptcy estate of the Bankrupt Company, as disclosed to Eucodis, the assets thereof, including, but not limited to, the Product.

         2.2 AUTHORITY. MDI has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

         2.3 OWNERSHIP. MDI has engaged in disclosure and offered the documents it knows of, and which are in its possession concerning or related to the purchase of the Intellectual Property of the Bankrupt Company and the status of the transfer of those same assets to MDI from the Bankrupt Company. MDI further warrants that it has, to the best of its knowledge, responded to the inquiries by Eucodis concerning the subsequent assignment of such Intellectual Property and the pending litigation in Germany to effectuate the EU ownerships rights subsequent to MDI's purchase of such Intellectual Property. MDI has provided to Eucodis updated information concerning the Status of the Intellectual Property as related to the Product in the Eucodis Territory, including but not limited to [***].

         2.4 THIRD PARTIES. MDI represents and warrants that it has not granted a license for the Product, exclusive or otherwise to any other entity or company for the Field in the Eucodis Territory.

         2.5 COVENANT. MDI hereby covenants that it will continue to provide information, as it learns of such information, related to the Intellectual Property to Eucodis. MDI further covenants that it will pursue assignment of the such Intellectual Property where such assignment has not yet been effectuated in the Eucodis Territory. MDI will undertake those acts as may be commercially reasonable to maintain the patents in the Eucodis Territory which are in force or which may become enforceable by MDI, including but not limited to [***]. MDI shall pay all costs for patent filings necessary to protect or related to the Intellectual Property.



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         2.6 DISCLAIMER. All representations and warranties not expressly made herein, are deemed by the Parties not to have been made or are expressly disclaimed.

         2.7 VALID AND BINDING AGREEMENT. All acts and approvals required to be taken by or on the part of MDI (corporate or otherwise) necessary to enter into this Agreement, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement have been duly and properly taken by MDI. This Agreement has been duly and validly executed and delivered by MDI, and with it the legal, valid and binding obligation of MDI, enforceable against MDI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         2.8 NO VIOLATION , ETC. The execution and delivery of this Agreement by MDI, the consummation by it of the transactions contemplated by this Agreement, and the performance by it of its obligations under this Agreement does not, and will not at all relevant times, (i) violate or conflict with any provision of the charter documents of MDI; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement lease, instrument, obligation, understanding or arrangement to which MDI is a party or by which any of MDI's properties or assets is subject, or (iii) result in a violation by MDI of any law to which MDI or any of its properties or assets are subject. There is no litigation, proceeding, investigation, arbitration or claim pending, or, to MDI's knowledge, threatened against MDI, and there is, to MDI's knowledge, no reasonable basis for any such action, which affects in whole or in part MDI's ability to consummate the transactions contemplated by this Agreement or the performance of MDI's obligations hereunder.

         2.9 CONSENTS AND APPROVALS; TRANSFER. No permit, consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other third party is or will be necessary to be made or obtained by MDI in connection with (i) the execution and delivery by MDI of this Agreement,
(ii) the consummation by it of the transactions contemplated under this Agreement, or (iii) the performance by MDI of its obligations under this Agreement except as set forth herein.

         3. REPRESENTATIONS AND WARRANTIES OF EUCODIS. Eucodis hereby represents and warrants to MDI as follows:

         3.1 ORGANIZATION. Eucodis is a company duly organized, validly existing and in good standing under the laws of Austria and has all requisite power and authority to own its assets and to carry on its business as presently conducted.

         3.2 AUTHORITY. Eucodis has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the exclusive right to develop and commercialize the Product.



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         3.3 FINANCING. Eucodis hereby warrants and represents that it has the money available to pay MDI under Section 12.1 of this Agreement and that such payment will have priority over all other claims made as permitted by law.

         3.4 DUE DILIGENCE. Eucodis represents and warrants that it has had ample opportunity to and in fact has engaged in extensive due diligence concerning the science of the Product, the business practices of the Bankrupt Company and any irregularities related thereto, and has reviewed all documents memorializing the science and transfer of the Intellectual Property. Eucodis further represents and warrants that prior to entering into this Agreement it has been fully informed of the pending litigation and/or dispute in Germany to effectuate all EU ownership rights in the Eucodis Territory in those countries which have not yet recognized MDI's ownership in the Product. Eucodis represents, warrants and covenants that it fully aware of any risks attendant to MDI's purchase from the Bankrupt Company and accepts such risks. Eucodis acknowledges that no valid Product patent will be obtained in either [***], but that the license hereunder is extended to those countries.

         3.5 CONDITIONS PRECEDENT. The Parties acknowledge that the following Conditions Precedent must have been performed and completed by Eucodis prior to the execution of this Agreement:

                  a) Eucodis has provided MDI evidence that it has the funds to make the payments to MDI as set forth in Section 12.1 herein;

                  b) Eucodis has provided MDI a copy of the data concerning the potential market for the Intellectual Property which Eucodis has provided to its investors which is attached as Exhibit B hereto;

                  c) Eucodis has provided to MDI any and all information that it has obtained on work commissioned by the Bankrupt Company concerning the development of the Product which is attached as Exhibit C hereto; and

                  d) Eucodis has provided to MDI its outline plan to finance the Clinical Development Plan and to make the milestone payments set forth in
Section 12.1 herein.

         3.6 COVENANT. Eucodis hereby covenants that it will continue to provide information as it learns of such information to MDI, related to the Intellectual Property. Eucodis further covenants that a complete Clinical Development Plan will be delivered to MDI within [***] of execution of this Agreement and Eucodis further covenants that updates of that Plan will be provided to MDI as the Clinical Development Plan is amended throughout the term of this Agreement.

         3.7. DISCLAIMER. All representations and warranties not expressly made herein, are deemed by the Parties not to have been made and expressly disclaimed.

         3.8. VALID AND BINDING AGREEMENT. All acts and approvals required to be taken by or on the part of Eucodis (corporate or otherwise) necessary to enter into this Agreement,


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consummate the transactions contemplated by this Agreement and perform its obligations under this agreement have been duly and properly taken by Eucodis. This Agreement has been duly and validly executed and delivered by Eucodis, and it is the legal, valid and binding obligation of Eucodis, enforceable against Eucodis in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         3.9. NO VIOLATION , ETC. The execution and delivery of this Agreement by Eucodis, the consummation by it of the transactions contemplated by this Agreement, and the performance by it of its obligations under this Agreement does not, and will not at all relevant times, (i) violate or conflict with any provision of the charter documents of Eucodis, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement lease, instrument, obligation, understanding or arrangement to which Eucodis is a party or by which any of Eucodis' properties or assets is subject, or (iii) result in a violation by Eucodis of any law to which Eucodis or any of its properties or assets are subject. There is no litigation, proceeding, investigation, arbitration or claim pending, or, to Eucodis' knowledge, threatened against Eucodis, and there is, to Eucodis' knowledge, no reasonable basis for any such action, which affects in whole or in part Eucodis' ability to consummate the transactions contemplated by this Agreement or the performance of Eucodis' obligations hereunder.

         3.10. CONSENTS AND APPROVALS; TRANSFER. No permit, consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other third party is or will be necessary to be made or obtained by Eucodis in connection with (i) the execution and delivery by Eucodis of this Agreement, (ii) the consummation by it of the transactions contemplated under this Agreement, or (iii) the performance by Eucodis of its obligations under this Agreement.

4.       GRANT OF LICENSING/COMMERCIALIZATION RIGHTS.

         4.1. GRANT. Subject to the terms and conditions set forth in this Agreement, MDI hereby grants Eucodis the exclusive license to develop, manufacture and commercialize the Intellectual Property of the Product in the Eucodis Territory for use in the Field with the right to outlicense after completion of Phase II. The Parties agree that both the Eucodis Territory and the Field may be expanded upon the written agreement of the Parties. MDI agrees that prior to engaging in discussions with any other third party for a license which would otherwise have the effect of expanding the Field in the Eucodis Territory, MDI will notify Eucodis that such discussions will take place and Eucodis may request within [***] of MDI's notice, that MDI engage in similar discussions with Eucodis. This grant is limited by the description and the uses contained within the Product's patent as filed in the Eucodis Territory. Eucodis further acknowledges and accepts that as part of this grant of exclusive license in for the Field in the Eucodis Territory, Eucodis is obligated to develop, manufacture and complete all preclinical and clinical testing up to the completion of Phase II as set forth in the Clinical Development Plan which is attached hereto as Exhibit A, by [***]. The Parties hereto expressly acknowledge that nothing in this grant of license, nor within the terms of this Agreement shall have the effect of transferring ownership of the Intellectual Property from MDI to Eucodis or any other third party.



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         4.2. TERM. The grant of the license as set forth herein, shall continue throughout the life of the Product's patent and any extensions thereto or as long as Eucodis is under obligation to pay royalties.

         4.3 IMPROVEMENTS, NEW INVENTIONS AND FIRST REFUSAL. The Parties recognize that as a result of preclinical and clinical development, improvements or new inventions may be discovered by one Party or the other or by a third party contracted to perform work related to the Product. All such know how, improvements and intellectual property which shall be the direct or indirect result and related to the development or manufacture or commercialization of the Product shall belong solely to MDI. Eucodis shall use commercially reasonable to obtain all necessary executed documents from any contracted third party acknowledging this Intellectual Property ownership right to the extent allowed by applicable law. Eucodis shall have the exclusive license with no incremental royalties owed and due MDI beyond that which is set forth herein, to use any such technology, know-how or improvements for the Product, however, both Parties shall have a paid up right to use such technology, know-how, or improvements after the termination of this Agreement for whatever reason without any territiorial restrictions. However during the development of the Product, the Parties recognize that Eucodis and/or any of its subcontractors may make an Inadvertent Discovery outside the Field of an unrelated non-oncology improvement or new use for the Product which shall have value and meaning to both Parties. The Parties agree that in the event of such Inadvertent Discovery, the new invention shall be submitted to the Steering Committee for evaluation of market value, to oversee the process of protecting the new invention through patent filings (where applicable) and to establish a value for such Inadvertent Discovery. MDI shall have the first opportunity to purchase Eucodis's half of the Inadvertent Discovery at half the value established by the Steering Committee. Eucodis will have the right to purchase MDI's half interest at the value established by the Steering Committee if MDI does not exercise its right to buy the Inadvertent Discovery within [***] of value being established by the Steering Committee. The Inadvertent Discovery shall be jointly owned by the Parties, unless either Party wishes to sell its half interest to the other at the fair market value of the Inadvertent Discovery as determined by the Steering Committee. However, for as long as the Inadvertent Discovery is owned jointly by the Parties, the Parties shall share equally all costs for any patent filings necessary to protect the Inadvertent Discovery as well as costs of preclinical and clinical work to commercialize the Inadvertent Discovery. Eucodis shall have an ongoing obligation to notify MDI in writing of any and all improvements, new inventions and Inadvertent Discoveries.

         4.4      DATA COLLECTION.

                  4.4.1 The Parties acknowledge that during the term of this Agreement that data will be generated and collected related to the science, method of use, and method of action of the Product. The Parties further acknowledge that that data is proprietary to the Product and for purposes of this Agreement shall be deemed integral to the protection of the Intellectual Property. All data created or collected by Eucodis during the development of the Product, shall be placed in a format and form by Eucodis which shall be acceptable to the FDA and shall be the property of MDI subject to a license to Eucodis for the right to use such data for purposes of this Agreement. Eucodis' ownership of such data shall be limited to the grant of this license under this agreement. Should the data collected by Eucodis and used by MDI for filing with the FDA


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in the United States be deemed unacceptable to the FDA, by the FDA and require additional work or data, such additional work or data generation and collection (as well as testing if required by the FDA) shall be done at Eucodis' cost provided that MDI only files for the same indications in the U.S. as Eucodis files for in the Territory. At no time shall Eucodis be held responsible for additional FDA costs where such costs are the result of unanticipated regulatory changes by the FDA and which have not been published to the public prior to that change, Should MDI learn of FDA regulatory changes it will notify Eucodis of such changes in a timely manner however, this in no way abrogates Eucodis' obligations hereunder. Upon the termination of this Agreement and no renewal hereof, all such data shall be promptly returned to MDI unless otherwise agreed to in writing by the Parties.

         4.5 LICENSE REVERSION. The Parties acknowledge that time is of the essence to the value of this License as well as the leadership of Wolfgang Schoenfeld at Eucodis. Therefore, if any of the following events occur, MDI shall have the unilateral right to terminate this Agreement upon[***] written notice to Eucodis which shall only be given after the expiration of the cure period where one is provided for herein, at no cost to MDI except for paragraph
(d) in this Section 4.6 which shall subject to an immediate termination:

         a) should at any point, Wolfgang Schoenfeld, resign or be involuntary removed for other reasons other than permanent disability or death from his current role as Chief Executive Office of Eucodis before [***] whichever is earlier; or

         b) should Eucodis fail to have permission of the appropriate regulatory bodies in the Eucodis Territory to begin clinical trials of the Product as set forth in the Clinical Development Plan and Eucodis fails to cure this breach to the reasonable satisfaction of MDI, within [***] after either delivery to MDI of written notice of the breach or upon MDI's discovery of such breach and written notice is given to Eucodis; or

         c) should Eucodis fail to complete Phase II clinical trials as defined by the Act with all data collected and evaluated in a form acceptable to EU regulatory authorities in the Eucodis Territory and the FDA as set forth in the Clinical Development Plan and Eucodis fails to cure this breach to the reasonable satisfaction of MDI, within [***] after either delivery to MDI of written notice of the breach or upon MDI's discovery of such breach and written notice is given to Eucodis; or

         d) should Eucodis suspend or discontinue its business operations or make any assignment for the benefit of its creditors or commence voluntary proceedings for liquidation in bankruptcy, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of all or any part of its property, or if there is an execution sale of a material portion of its assets or if involuntary bankruptcy or reorganization proceedings are commenced against Eucodis or any of its properties or if a receiver or trustee is appointed for Eucodis or any of its properties and such proceedings are not discharged within thirty (30) days.

However, if Eucodis is unable to cure the breaches in 4.6(b) and/or(c) because there has been a unanticipated change to the EU Directives, which had not been published to the public prior to that change, then MDI shall still give receive/notice as provided in those paragraphs 4.6 (b) and


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(c) but the cure period shall be extend for a reasonable period of time not to exceed a total cure period of [***].

Should any of these events occur and MDI exercise its right to terminate this Agreement, all rights concerning the Intellectual Property including but not limited to, all rights to data and Inadvertent Discoveries revert back to or become the sole property of MDI and MDI shall bear the costs of transferring the data and the Intellectual Property hereunder and, should it to do so, assumption of the assignment of any subcontracts hereunder.

Should the Agreement terminate under 4.6(b) and/or (c) above due to a failure of Eucodis which was caused by the reasons out of its reasonable control, MDI and Eucodis will in good faith negotiate what reasonable costs are reimbursable to Eucodis.

Should MDI suspend or discontinue its business operations or make any assignment for the benefit of its creditors or commence voluntary proceedings for liquidation in bankruptcy, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of its property obtained from the Bankrupt Company, or if there is an execution sale of a material portion of its assets purchased from the Bankrupt Company or if involuntary bankruptcy or reorganization proceedings are commenced against MDI or if a receiver or trustee is appointed for MDI or any of its properties purchased from the Bankrupt Company and such proceedings are not discharged within thirty days, Eucodis will have the right to terminate this Agreement and if termination occurs, Eucodis shall, in addition to the rights set forth in 15.2 ( c ) below, have the right, as directed by the liquidator, trustee or receiver, to purchase the Intellectual Property known as the Product for fair market value.


5.       OUT LICENSING.

         5.1 ROYALTIES. In the event that Phase II clinical trials are completed and the Product is out licensed to a third party for any indication in the Field for the Eucodis Territory, Eucodis shall pay royalties to MDI the percentage of Net Revenues received by Eucodis from a third party outlicense as set in 5.1.1 herein. MDI will be paid by Eucodis its percentage of Net Revenue in United States dollars. When Net Revenue is paid to Eucodis in Currency other than United States dollars, the rate of exchange to be used for converting such other currency into United States dollars shall be at the exchange rates stated in the Wall Street Journal on the date that payment is received by Eucodis. All costs to convert the currency into United States dollars will belong to Eucodis. The amount payable to MDI is due to MDI [***] after the month ending in which the payment was received by Eucodis. Any tax paid or required to be withheld by Eucodis for the benefit of MDI on any payments payable to MDI under this Agreement shall be deducted from the amount of payments otherwise due MDI. No outlicense shall be for longer than the term of this Agreement and at the end of that out license all rights remaining in the Intellectual Property, data of any kind related to the Intellectual Property and any other information about the market for the Intellectual Property must revert back to MDI unless otherwise agreed to, in writing, by MDI. For purposes of this section 5 of this Agreement, the Product shall be deemed to remain in Phase II until the following three events have all occurred: i) the Steering Committee has agreed on a Phase III clinical trial plan and cost estimate attendant


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thereto; ii) both Eucodis and MDI have secured funding for [***] each of the costs of Phase III; and iii) the appropriate regulatory bodies have approved the Phase III Clinical Trial protocol and have consented to entry into the clinic to commence Phase III Clinical Trials.

                  5.1.1 Should Eucodis negotiate an out license for the Eucodis Territory at the end of Phase II, the Parties agree that the royalty payments and any upfront payments received from the outlicensor shall be paid as set forth in this paragraph 5.1.1.




 Net Revenue Received by  Cumulative Net Revenue
 Eucodis from Third Party    Received by Eucodis    % of Net
 Out-License in EU Market     from Third Party        Revenue    % of Net Revenue    Eucodis Net Cash     MDI Royalty Payment
                              Out-License in EU     Retained by   Paid to MDI as   after Payment of MDI
                                   Market             Eucodis         Royalty            Royalty
-----------------------------------------------------------------------------------------------------------------------------
      [***]                         [***]               [***]            [***]            [***]                    [***]


                  5.1.2 Should the Steering Committee decide to move forward with a Phase III Clinical Trial the cost of the Phase III Clinical Trial shall be borne by the Parties on a [***] . Should Eucodis negotiate an out license for the Eucodis Territory at the end of Phase III, the Parties agree that the royalty payments and any upfront payments received from the outlicensor shall be paid as set forth in this paragraph 5.1.2. In the event of no third party license, any and all drafting and filing costs incurred in preparing the documents to be filed with the E.U. Governmental Authorities seeking approval to market shall be borne [***].


                                          Cumulative Net                 % of Net
    Net Revenue         Net Revenue      Revenue Received                Revenue
Received by Eucodis     Received by      by Eucodis from     % of Net    Paid to
  from Third Party      Eucodis from       Third Party        Revenue    MDI as     Eucodis Net Cash
 Out-License in EU      Third Party     Out-License in EU    Retained     Royalty   after Payment of
       Market          Out-License in         Market        by Eucodis                 MDI Royalty     MDI Royalty Payment
                         EU Market
--------------------------------------------------------------------------------------------------------------------------

[***]                      [***]              [***]           [***]       [***]          [***]             [***]


         5.1.3 Should the Parties agree to allow Eucodis to commercialize the Product before such commercialization occurs, the Steering Committee must meet and agree that


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commercialization is feasible within the EU Territory as expanded in Exhibit D attached hereto and made part of this Agreement, and that Eucodis has the resources and ability to commercialize the Product. The Parties agree to negotiate in good faith the terms of the commercialization but in no event shall the monetary terms of the commercialization fail to adequately reimburse the Parties for each of the Parties Phase III clinical trial costs. If the management teams of each of the Parties cannot reach agreement on the commercialization terms within a commercially reasonable time then the commercialization issues and any and all terms agreed upon and at issue shall be turned over to the Chief Executive Officers of each of the Parties who shall then have [***] from the date of receipt to reach agreement. If the Chief Executive Officers cannot reach agreement within the [***], the Parties shall name a mutually agreed upon mediator within [***] and if the Parties cannot agree on a mediator then each side shall name a mediator which shall jointly mediate to resolution. If only one mediator is used, the Parties shall share the cost of such mediator and if two mediators must be named then each Party shall bear the cost of its named mediator. Mediation shall take place in the United States. Any terms and conditions of commercialization regardless of how agreement on such terms and conditions are reached, must be acceptable to MDI and their consent to those terms cannot be unreasonably withheld

         5.2 APPROVAL. MDI shall have the final right of approval on any out licensing deal, such approval shall not be unreasonably withheld. Under no circumstance shall Eucodis consider or enter into discussion concerning an out licensing deal prior to the completion of Phase II clinical trials without the prior written consent of MDI. Eucodis agrees to inform MDI immediately of any outlicense deal it is contemplating and the terms thereof prior to engaging in negotiations. No letters of intent or any other binding or nonbinding documents shall be executed by Eucodis related to an outlicense for the Product in the Eucodis Territory without first providing a copy of such document to MDI and MDI having an opportunity to comment thereon.

         5.3 GLOBAL LICENSE. The grant of the license as set forth in this Agreement, to Eucodis is subordinate to MDI's ability to execute a global license deal which would include the Eucodis Territory. MDI shall control and lead all global licensing negotiations and Eucodis shall have the right to be reasonably involved in the process. Eucodis expressly agrees that should it be approached by a third party interested in a global license that such third party must be referred to MDI immediately. MDI expressly agrees that should it be approached by a third party interested in a global license, MDI will immediately inform Eucodis. If MDI executes a global license Eucodis shall be entitled to [***].

         5.4 AUDIT RIGHTS. MDI has the right to ask for an audit of all costs incurred by Eucodis in Phase II, and/or royalties and any other payments made to Eucodis by the licensor of any out license contemplated hereunder. Eucodis will grant an independent certified public accountant, selected by MDI and reasonably acceptable to Eucodis which acceptance shall not be unreasonably withheld, access to all Eucodis books and records relevant to this Agreement necessary to verify the accuracy of reports provided, royalties paid and costs incurred under this Agreement. MDI must provide at least [***] written notice to Eucodis prior to the commencement of the audit and may not audit Eucodis more than [***] without good cause. The audit shall initially be at MDI's expense, however, should the audit reveal that monies are


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owed MDI, as a result of this audit, then Eucodis must pay those monies within
[***] plus [***] interest from the time the monies were originally due. If an inaccuracy in the payments to MDI is greater than [***], Eucodis shall pay the cost of the audit.

         5.5 TERMINATION. The duration of the Agreement and therefore the payment obligations of Eucodis shall last until the expiration of the last relevant Product patent in the Eucodis Territiory and for [***] thereafter if MDI's Intellectual Property is [***], or unless otherwise terminated under the termination provisions contained in Section 16 of the Agreement. Nothing here shall be deemed to limit the Parties rights to negotiate a subsequent license and marketing agreement for the Territory once this Agreement terminates.



6.       OWNERSHIP; TRADEMARKS; PROPRIETARY INFORMATION.

         6.1 OWNERSHIP. Any trademarks, trade names, brand names, patents, slogans, logos, copyrights, trade dress, know-how and goodwill associated with the Product shall be the sole and exclusive property of MDI, including but not limited to any improvements or modifications to this property for the Product in the Field and shall be held in confidence by Eucodis for MDI's sole benefit in the development and/or the operation of manufacturing processes with respect to the Product. Eucodis shall disclose to MDI and receive the approval of MDI with respect to all such improvements or modifications relating to the manufacturing, and/or packaging process of the Product or use of the Products developed by Eucodis. Eucodis shall have no right or license to use any such rights at any time before, during or after the Term of this Agreement, except as necessary for the manufacture, processing, packaging and supply of Product to MDI hereunder.

         (a) It is agreed that MDI is the sole owner of any and all Specifications supplied or paid for by MDI, and Eucodis shall not use any such Specifications except in connection with its performance under this Agreement.

         (b) The provisions of this Section 6.1 shall survive the termination or expiration of this Agreement.

         (c) The parties agree that they shall jointly own all preclinical and clinical trial documents, any and all documents filed with the E.U. regulatory approval boards, and all marketing materials developed by Eucodis for the Product in the Field for use in the Eucodis Territory. However, Eucodis agrees that all such documents listed herein shall only be used for those purposes set forth herein.

         6.2 ASSIGNMENT OF RIGHTS. MDI shall use commercially reasonable efforts to continue to pursue the assignment of the patent rights in the Product to the extent such assignment has not yet been effectuated in the Eucodis Territory.

         6.3 INFORMATION SHARING. Each Party shall promptly share with the other Party any additional information it gains relating to the Intellectual Property.



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7.       CONFIDENTIALITY The terms and conditions of this Agreement (but not its existence) are Confidential Information that shall not be disclosed to third parties without the written consent of MDI and Eucodis with the exception of any regulatory filings, press releases as set forth in Section 18.11, or disclosures to investors that the Parties may be required to make under either US, EU or any other relevant countries' laws and regulations.

         7.1 Access to Confidential Information shall be limited to the respective employees and consultants of the Parties and their counsel unless a confidentiality and nondisclosure agreement is executed by any third party prior to such disclosure.

         7.2 This Confidential Information is to be used for the sole purpose of carrying out the purposes of this Agreement.

         7.3 The Party disclosing the Confidential Information shall use it best efforts to ensure that the recipient of the Confidential Information shall not disclose it to any other individual entity, or cause or allow such Confidential Information to be disclosed, except that he or she may discuss the Confidential Information with other employees, consultants, or attorneys who have been identified the Parties as necessary to receive it.

         7.4 To the extent that a nonparty is provided documents which contain or are Confidential Information by a Party for purposes of developing, manufacturing or the running of clinical trials, such documents are not to be photocopied, scanned or reproduced in any other way, and are to be returned to the Disclosing Party upon its request, with the exception of permissible reproduction for a single archival copy to be maintained as Confidential Information by the Receiving Party if such Receiving Party is either a Party hereto or is required by the Act or other relevant laws and regulations to retain a copy.

         7.5 Neither Party will assert that anything disclosed or discussed constitutes a waiver of attorney-client privilege or attorney work-product.

         7.6 This Agreement shall not apply to: (i) information produced or disclosed in discovery in subsequent litigation between the parties, should that materialize, (ii) information which now or hereafter becomes generally known or available to the public without Receiving Party's breach of any obligation owed to the Disclosing Party, or (iii) information which was in the possession of the Receiving Party prior to execution of this Agreement and which was not previously obtained by the Receiving Party from the Disclosing Party, and is so documented by the Receiving Party prior to the date of this Agreement, or (iv) information that comes into possession of the Receiving Party after execution of this Agreement from a third party having legal right to disclose such information, or (v) information that is independently developed by or for the Receiving Party without aid or reference to the disclosed Confidential Information of the Disclosing Party; or (vi) information that is disclosed in a press release agreed to by both Parties, or information that Parties otherwise agreed in writing to publish. Provided however, that disclosure of information otherwise the subject of this Agreement that is provided to customers and potential customers, in furtherance of the purpose of this Agreement or other agreements between the parties, shall not be considered to remove such Confidential Information from the subject matter of this Agreement.



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         7.7 If a party breaches any of its obligations with respect to confidential and unauthorized use of Confidential Information hereunder, the non-breaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

8.       DEVELOPMENT AND CLINICAL WORK.

         8.1 CO-DEVELOPMENT LICENSE. Integral to this license is an obligation of Eucodis to develop the Product for the EU while capturing data in a form which will be acceptable to the FDA. Such license shall include, but is not limited to, specific and articulated rights as to the development of the Product, the completion of all necessary preclinical and clinical work through Phase II clinical trials as defined by the Act, payment for and the acquisition of all CMC data performed prior to MDI's purchase of the Product as per Section
8.2 below, and entry into the clinic for purposes of performing clinical trials.

         8.2 DATA COLLECTION. The Parties hereto acknowledge that there are certain companies which currently possess necessary Product data including, but not limited to, data constituting the Drug Master File as defined within the Act, reports of studies with supporting data already completed and stability data which Eucodis should obtain. The Parties further acknowledge that this prior work resulting in this information was included in MDI's asset purchase from the Bankrupt Company and that outstanding unpaid bills have caused such data and information to be held by those companies owed money by the estate of the Bankrupt Company. Eucodis shall pay up to [***], from its own finances with no back charge to MDI in order to obtain the data referred to in herein. Should either Eucodis or MDI discover that there is additional necessary scientific data which was commissioned by the Bankrupt Company for which funds in excess of [***] are needed, then the Chief Executive Officers of each of the parties shall meet to determine whether to incur the expense and how to apportion the cost. If the Chief Executive Officers cannot agree on the need for the expenditure, then they may submit it to the Steering Committee for resolution.

         8.3 PROTOCOLS. Any and all preclinical and clinical trial protocols used by Eucodis for purposes of obtaining EU drug approval, must meet the FDA guidelines for acceptance of clinical data from trials performed outside of the United States. Eucodis shall provide copies of all such protocols to MDI upon completion of the drafting of the protocols prior to commencement of the clinical trials pursuant to those protocols.

         8.4 RIGHT TO AUDIT THE DATA. In accordance with the applicable privacy regulations, each Party shall have the right, throughout the term of this Agreement, to audit any and all preclinical and clinical trial work being performed, either directly or indirectly related to the Intellectual Property. The audit shall be at the expense of the auditing Party. Should the auditing Party learn, as a result of the audit, discrepancies or errors in data collection or compliance with regulations under the Act, then the auditing Party shall notify the other Party in writing of these discrepancies and or errors and the nonAuditing Party shall correct these discrepancies and errors at its own costs. Nothing herein shall be deemed a waiver of Eucodis obligation hereunder to supply data which is acceptable to the FDA and meets the requirements as set forth in the Act


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

and the ensuing regulations. If MDI does not inform Eucodis on any discrepancies and/or errors, it is understood that data are acceptable and meet the requirements of FDA and Eucodis shall not be liable for any cost of eventual later action or studies required by FDA.

9.       MANUFACTURING .

         9.1 EXCLUSIVE RIGHT. Integral to the exclusive license hereunder, Eucodis shall be solely responsible for the manufacture the Product for the Eucodis Territory while ensuring that there is sufficient supply for all stages of preclinical and clinical development in accordance with the clinical Development Plan for the concurrent development in the United States. Eucodis shall enter in to an agreement with a contract manufacturer which meets all FDA cGMP requirements and the corollary EU requirements. Eucodis shall not select a contract manufacturer which has failed and FDA site inspection, which is incapable of passing such FDA site inspection and which cannot manufacture per Product specifications, meet storage requirements, perform quality tests and checks. Eucodis shall notify MDI when it enters into such an agreement and shall ensure the integrity of all MDI's Intellectual Property, proprietary business information and the non disclosure thereof. Eucodis shall have the responsibility for managing the contract manufacturer including the protection of the Product as an MDI asset. Eucodis shall be responsible for working with the manufacturer in collecting and ensuring that all API and Batch as those terms are defined in the Act and other manufacturing records for the European Union comply with all FDA and EU requirements.

         9.2 PURCHASE AND INSTALLATION OF EQUIPMENT. The installation, qualification and maintenance of all equipment at the manufacturing Facility shall be conducted in accordance with all applicable laws, rules and regulations and any relevant specifications.

         9.3 PURCHASE OF LABELS AND PACKAGING. Eucodis shall develop all label and packaging specifications ensuring that such labels and packaging comport with the applicable EU requirements which are necessary for transporting the Product to the preclinical or clinical sites.

         9.4 AGREEMENT TO SUPPLY. During preclinical and clinical development of the Product MDI will purchase its Product from Eucodis. MDI shall be entitled to a discount off purchase price as set forth herein. Subject to the terms and conditions of this Agreement, MDI shall be able to obtain the Product produced under Agreement at Eucodis'cost plus [***]. Cost plus [***] shall not include any shipping, administrative costs or handling costs incurred by either Eucodis or the contract manufacturer. The sum of cost plus [***] shall be determined by the Eucodis invoice from the contract manufacturer to Eucodis plus [***] and a copy of such invoice must be attached to the Eucodis invoice to MDI for the Product requested by MDI.

         9.5 REQUIRED TOLERANCE. Eucodis shall ensure that the Product is manufactured and packaged pursuant to the Product Specifications and as required by the applicable Governmental Authorities.

         9.6 QUANTITATIVE AND QUALITATIVE DEFECTS. MDI shall be informed by Eucodis in writing of any claims relating to quantitative and qualitative defects in the manufacture of the Product within [***] following actual receipt of such claims. If the claims call into question the




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
safety of the Product then Eucodis must immediately notify MDI and an investigation must be undertaken within [***] and completed in [***]. A written report shall be prepared by Eucodis and given to MDI. Within this[***], Eucodis must conduct an investigation of any such claims and notify MDI in writing of the outcome of this investigation. In the event that the defect is a quantitative defect related to Product requested by MDI, Eucodis shall provide MDI with any missing quantities of such Product as soon as reasonably possible after receipt of notice from MDI. MDI shall only be obligated to pay for actual quantities of Product received by MDI.

         9.7 INVENTORY . Eucodis will keep adequate inventories of Product materials on hand or with suppliers according to the Clinical Development Plan and any quantities in inventory which comply with the requirements of the Act.

         9.8 PRODUCT FOR CLINICAL TRIALS. Eucodis shall ensure that there is a sufficient supply of the Product according to the Development Plan for use in both the EU and the United States clinical trials and for sampling should MDI require such samples.

         9.9 INSPECTIONS AND AUDITS. MDI shall have reasonable access to the manufacturing Facility for the purpose of conducting inspections, performing quality control audits or witnessing the processing, storage or transportation of Product or materials related to or used in the manufacture or packaging of Product, and MDI shall have access to the results of any Product tests performed by the contract manufacturer. MDI shall also be permitted to audit the manufacturing batch records to the extent reasonably necessary to verify compliance with applicable Act requirements and this Agreement.

         9.10 GOVERNMENT INSPECTIONS, SEIZURES AND RECALLS. If the FDA or any other federal, state or local governmental authority or EU authority makes an inspection at the contract manufacturer's Facility which involves any Product, or seizes Product or requests a recall of Product, Eucodis shall promptly send retained samples of Products seized by such authority and duplicate reports relating to such inspections and send a copy to MDI. Eucodis shall be responsible for interacting with the EU regulators to cure any issues created by the inspection, seizure or recall and shall assist MDI in curing any issues with the FDA which are the result of the inspection, seizure and recall.

         9.11 LEGAL AND REGULATORY FILINGS AND REQUESTS. Eucodis and MDI shall cooperate and be diligent in responding to all requests for information from, and in making all required filings with, regulatory authorities having jurisdiction to make such requests or require such filings. Eucodis shall obtain and comply with all licenses, consents, permits and regulations which may from time to time be required by appropriate legal and regulatory authorities with respect to the performance of its obligations hereunder.

         9.12 GENERAL REPRESENTATIONS AND WARRANTIES. Eucodis hereby represents, warrants and covenants to MDI that the Product furnished by Eucodis through the contract manufacturer: (i) shall be of the quality specified in, and shall conform with, the Specifications, and (ii) shall be manufactured, processed, packaged, stored and delivered in conformity with the Specifications and all applicable laws, rules and regulations including current good manufacturing practices. In addition, Eucodis warrants to MDI that Eucodis has not and will not use any materials that would



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

cause the Product to be adulterated within the meaning of Section 501 of the Act, as amended from time to time, and further, the Product shall not be misbranded within the meaning of the Act. Any other representations or warranties relate to Manufacturing and not expressly made in this Agreement, including, but not limited to paragraphs 9 and 10, of this Agreement, are deemed by the Parties as not having been made or to the extent permissible by the Act are expressly disclaimed.

         9.13 NOTICE OF MATERIAL EVENTS. Eucodis hereby agrees to notify MDI promptly of any actual or anticipated events which are reasonably likely to have a material adverse effect on the Product or on Eucodis ability to produce Product in accordance with the provisions set forth herein.

10. PAYMENT AND SHIPPING OF PRODUCT TO MDI

         10.1 SHIPPING INSTRUCTIONS; RISK OF LOSS. MDI shall, should it choose to order Product, specify the mode of shipment, the carrier and shall bear the cost of the shipment. Eucodis will schedule all such shipping and be responsible for ensuring that the attendant and necessary documentation is complete for ease of entry into the US stream of commerce or any countries' stream of commerce as designated by MDI. The Product shall be delivered [***].

         10.2 INVOICES; QUANTITIES. Eucodis shall submit invoices to MDI for all shipments of Product hereunder upon shipment of such Product to MDI. (which invoices shall be directed by Eucodis to MDI, Accounts Payable, 1338 S. Foothill Drive, #266, Salt Lake City, Utah 84108, or to such other persons, departments or locations as MDI may instruct from time to time), and such invoices shall be payable within [***] from issuance.

11. CONSIDERATION.

         11.1 FEE. Eucodis shall pay to MDI an upfront fee of [***] payable as follows: [***]

These payments are exclusive of any payments set forth in Section 6 herein.

         11.2 MILESTONE PAYMENTS. Milestone payments shall be made at set performance and date targets. [***]

         11.3 RECOVERY OF COSTS. In the event MDI is unable to secure an order form the German court where the litigation concerning the ownership of the Product's patent is pending, by the end of the Phase II clinical trials and the Parties have not identified a licensor in the EU and the Parties both agree not to move forward with a Phase III clinical trial in the Eucodis Territory, or six months after the completion of Phase III should the Parties have agreed to move forward with these Phase III clinical trials, then MDI shall grant to Eucodis [***] of MDI Net Revenues on the Product in the US market capped at $8.3 million US dollars. Once Eucodis has received this amount in payment, then Eucodis shall continue to receive [***] of the US market Net Revenues up to an including an additional[***]. However the entire amount of [***] provided for under this paragraph 12.3 must be paid within [***] of the date of the first dollar of



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Net Revenue is received by MDI from the US market. Should MDI fail to pursue the
United States market itself or otherwise obtain a license from a third party for the US market, then MDI shall provide written notice of its nonpursuit to Eucodis and Eucodis shall then be given the right, subject to the global license provisions herein, to pursue and develop the US market. Any Net Revenues received by Eucodis as a result of this US market development shall belong solely to Eucodis until such time that Eucodis has received [***] from the US market. Thereafter Eucodis' license to the US market shall revert to MDI however, Eucodis shall be entitled to [***] of the Net Revenues of the US market for period of [***] after the license reversion to MDI.

                  11.3.1 In addition, should the events set forth in 11.3 herein occur, the Agreement shall terminate with all Intellectual Property, related data and other rights reverting back to MDI.

                  11.3.2 Eucodis agrees that at any time MDI may ask for an accounting of Eucodis' costs which shall be done by Eucodis in accordance with US GAAP. Should Parties enter into Phase III clinical trials, this right to audit becomes reciprocal.

12. STEERING COMMITTEE. MDI and Eucodis shall form a Steering Committee of five
(5) members. Each Party shall name two individuals to the Steering Committee of their own choosing and the fifth member shall be mutually agreeable to both Parties. Each Party shall bear the cost of the two members it each names and the cost of the fifth member will be shared equally between the Parties. The fifth member shall serve a term of one year which the Parties can unanimously agree to extend to additional one year terms. The Steering Committee shall meet once a quarter and shall address any and all development and manufacturing issues which arise during the term of the Agreement.. The Steering Committee shall have the authority to generally guide, plan , monitor and, if needed, direct the Clinical Development Plan, settle disagreements between the Parties, monitoring the patent filing strategy in the Territory.

13. INDEMNIFICATION

         13.1 EUCODIS INDEMNIFICATION OF MDI. Eucodis shall indemnify, defend and hold MDI, each Affiliate of MDI and the officers, employees, and agents thereof (each an "MDI indemnified party") harmless from and against any and all losses, liabilities, damages, claims, expenses, suits, recoveries, judgments and fines (including reasonable attorneys' fees and expenses) (collectively, "Losses") that may be incurred by any MDI indemnified party arising out of any
(i) damage to property or injury or death occurring to any person arising out of possession, use or consumption by any person of the Product to the extent that such damage, injury or death was caused by the failure of such Product to meet Specifications, including the contamination or adulteration of the Product while in the control of Eucodis; (ii) injury to person or property or death occurring to any Eucodis employees, subcontractors, agents or any individuals on Eucodis's premises; (iii) claim, action or proceeding brought by any governmental or regulatory authority arising out of or resulting from any manufacture, packaging or supply of Product by Eucodis which is not in accordance with this Agreement;
(iv) breach by Eucodis of any of its obligations, representations or warranties under this Agreement, including a breach which results in a Recall of Product to the extent that Eucodis is responsible for such Recall


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under Section 11.7, or (v) any other willfully negligent or wanton act of omission or commission on the part of Eucodis.

         13.2 MDI'S INDEMNIFICATION OF EUCODIS. MDI shall indemnify, defend and hold Eucodis, each Affiliate of Eucodis and the officers, directors and employees thereof (each a "Eucodis indemnified party") harmless from and against any and all Losses that may be incurred by any Eucodis indemnified party arising out of any (i) damage to property or injury or death occurring to any person arising out of possession, use or consumption by any person of the Product to the extent that such damage, injury or death was caused by the contamination or adulteration of the Product while in the control of MDI or by any defective Specification furnished by MDI or (ii) injury to person or property or death occurring to any MDI employees, subcontractors, agents or any individuals on MDIs's premises or caused by the presence of MDI's employees or agents at the Facility; (iii) claim that the manufacture of the Product by Eucodis under this Agreement infringes the intellectual property rights of any other Person by reason of the use of any intellectual property rights owned by MDI; (iv) breach by MDI of any of its obligations, representations or warranties under this Agreement, including a breach which results in a Recall of Product or (v) any other willfully negligent or wanton act of omission or commission on the part of MDI.

         13.3 PROCEDURES. Any Person that may be entitled to indemnification under this Agreement (an "Indemnified Party") shall give written notice to the Person obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of any claim or other facts upon which a claim for indemnification will or is reasonably likely to be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. If the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall obtain the written consent of the Indemnified Party prior to ceasing to defend, settling or otherwise disposing of any claim. In no event shall the indemnifying Party without notice to the other Party, institute, settle or otherwise resolve any claim or potential claim, action or proceeding.

         13.4 SURVIVAL. The indemnification obligations set forth in this
Section 16 shall survive the expiration or termination of this Agreement.

14. RELATIONSHIP OF THE PARTIES.

         The relationship between MDI and Eucodis is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of



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principal and agent between MDI and Eucodis. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. Except as otherwise contemplated or permitted by the Agreement, all persons employed by Eucodis in connection with the manufacturing, packaging and supply of the Product to MDI shall be employees or agents of Eucodis and under no circumstances shall Eucodis or any of its employees or agents be deemed to be employees or agents of MDI.

15. TERM; TERMINATION.

         15.1 INITIAL TERM; TERM. Agreement is effective upon execution and its initial term shall commence on the 28th day of July, 2006 and shall continue as set forth in Paragraph 4.2 of this Agreement. After the Initial Term, the Parties may renew this Agreement for continuous additional Renewal Term(s) of one (1) year unless either Party shall have given written notice of termination to the other Party not less than six (6) months prior to the expiration of the Initial Term, or any Renewal Term.

         15.2 TERMINATION. (a) Either Party may terminate this Agreement at any time during the Term by written notice to the other Party if:

                  (i) the other Party shall suspend or discontinue its business operations or make any assignment for the benefit of its creditors or commence voluntary proceedings for liquidation in bankruptcy, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the other Party or of all or any part of its property, or if there is an execution sale of a material portion of its assets;

                  (ii) involuntary bankruptcy or reorganization proceedings are commenced against the other party or any of its properties or if a receiver or trustee is appointed for the other Party or any of its properties and such proceedings are not discharged within [***];

                  (iii) the other Party files or consents to the filing of a petition for reorganization or arrangement under any applicable bankruptcy law; or

                  (iv) the other Party fails to comply with any material term of this Agreement or breaches any representation or warranty herein and fails to cure such noncompliance or breaches expressly provided for herein or within [***] (or within [***] in the case of a payment default). Should either Party's failure to cure continue for a period of more than [***] (or within [***] in the case of a payment default), the nonbreaching Party may suspend or terminate its services or obligations under this Agreement without being in breach or default of its obligations hereunder.

         (b) Termination of this Agreement, however, shall not affect any obligation to pay money, indemnify, reimburse, maintain confidentiality or otherwise which either Party hereto may have incurred during the Term hereof.


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         (c) Should this Agreement be terminated due to the reasons set forth in
Section 15.2 (i), (ii) or(iii) on MDI's side, Eucodis shall have the exclusive, fully paid-up license to continue to develop, manufacture and commercialize the Intellectual Property of the Product in the Eucodis Territory for use in the Field with the right to outlicense after completion of Phase II, without financial obligation to MDI.


16. FORCE MAJEURE.

         Performance under this Agreement (other than payments required to be made by either Party) shall be excused to the extent prevented or delayed by fire, flood, explosion, unavoidable widespread product tampering by third parties, war, shortages or unavailability of materials, any act of God, or by any other similar circumstances of any character reasonably beyond the control of the party so excused. The Party affected shall promptly notify in writing the non-affected Party of the event of force majeure and the probable duration of the delay. Any delay caused by an event of force majeure shall toll the term of this Agreement which shall be extended by the length thereof. In the event a force majeure prevents performance by one party for more than [***], the other Party shall have the right to terminate this Agreement.

17. MISCELLANEOUS.

         17.1 NOTICE. All notices, requests, demands or other communications to or upon the respective Parties hereto shall be deemed to have been given or made when deposited in the mails, registered mail or certified, return receipt requested, postage prepaid, or overnight courier or by facsimile transmission, the receipt of which is confirmed by telephone, addressed to the respective party at the following address (or to such other person or address as is specified elsewhere in this Agreement for specific purposes):

If to EUCODIS:
                  Eucodis Forschungs -- und Entwicklungs GmbH
                  Brunner Str. 59, 1235
                  1230, Vienna, Austria
                  Attention:  Wolfgang Schoenfeld, M.D.

If to MDI:        MDI Oncology, Inc.
                  1338 S. Foothill Drive # 266
                  Salt Lake City, Utah 84108
                  Attention: Judy M. Robinett

With a copy to:            Epstein Becker & Green, P.C.
                           150 N. Michigan Avenue, 35th Floor
                           Chicago, IL 60601
                           Attention:  Diane Romza-Kutz, Esq.
                           Facsimile Number:  312-827-9542



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         The above addresses for receipt of notice may be changed by either
Party by notice, given as provided herein.

         18.2. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof. This Agreement can be amended, modified or supplemented only by an agreement in writing which is signed by all the Parties hereto.

         18.3. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached to this Agreement are incorporated herein and are hereby made a part of this Agreement.

         18.4. SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision or part of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         18.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties; provided, however, that if at any time during the Term of this Agreement Eucodis is acquired by or becomes an affiliated company of a competitor of MDI having a competitive product in the Field, then MDI may terminate this Agreement at any time upon not less than [***] written notice, provided, further, that promptly upon such termination, MDI shall compensate Eucodis for any uncancellable obligations and all in-process material costs and finished Product.

         18.6 ASSIGNMENT. Neither Party shall, without the prior written consent of the other Party, delegate, transfer, convey, assign or pledge any of its rights or obligations under this Agreement to any other person, firm or corporation, except that (i) MDI may assign this Agreement, in whole or in part, with respect to any Product which business is sold, transferred or assigned to a third party without the prior written consent of Eucodis and (ii) either Party may assign this Agreement, including all of its rights and obligations hereunder, to any Person or any Affiliate of such Person in connection with a transaction whereby such Person or any Affiliate of such Person acquires control of such party. Any assignee, whether consent to such assignee has been granted or whether no such consent is required under the terms of this Agreement, must agree to be bound by the obligations and duties of the assigning Party as set forth in this Agreement. Should any right, title, or interest in the ownership or sale of the Product change, this Agreement is intended to bind all successor(s) in interest to the assigning company as same relates to the Product. Prior to the change, modification, or transfer of any such right, title or interest in the Product, the assigning company shall notify all such successor(s) in interest in writing that such successor(s) will be bound by this Agreement.

         18.7. WAIVER. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future.

         18.8. HEADINGS. Headings in this Agreement are included for ease of reference only and have no legal effect.



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         18.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         18.10. APPLICABLE LAW. This Agreement is governed by and shall be construed in accordance with the laws of the State of Utah , United States of America, regardless of any conflicts of laws provisions. Any disputes under this Agreement shall be subject to arbitration under the Rules of Arbitration of the International Chamber of Commerce. The arbitration shall take place in Frankfurt Germany with three arbitrators two of which must have significant experience in the biotech/pharmaceutical licensing area. The language of the arbitration proceedings shall be conducted in English.

         18.11. PRESS RELEASE. The Parties shall have the right to issue press releases relating to its entry into this Agreement and the reporting of any and all progress made in the development of the Product in the Field for the Eucodis Territory, provided that prior to release, the releasing Party provides the other Party with a draft of the press release in sufficient time for the nonreleasing Party to comment on the release. At no time shall Eucodis issue a release which places MDI at risk with any Governmental Authority as such relates to its public company position.


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         In Witness Whereof, the parties have caused this Agreement to be duly executed in their respective names and on their behalf, as of the date first above written.

                                            EUCODIS FORSCHUNGS-UND
                                            ENTWICKLUNGS GmbH


                                            By: /s/ Wolfgang Shoenfeld
                                                --------------------------------
                                            Title: CEO


                                            MDI ONCOLOGY, INC.


                                            By: /s/ Judy M. Robinett
                                                --------------------------------
                                            Title: CEO



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                                    EXHIBIT A

                            CLINICAL DEVELOPMENT PLAN

                                      [***]



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                                    EXHIBIT B

                       EU MARKET DATA SUPPLIED BY EUCODIS

                                      [***]







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                                    EXHIBIT C

        WORK COMMISSIONED BY THE BANKRUPT COMPANY AND OBTAINED BY EUCODIS




                                      [***]






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                                    EXHIBIT D

         THE COUNTRIES INCLUDED IN EUCODIS TERRITORY, IN ADDITION TO THE
                            TERRITORY COVERED IN 1.8



                                     [***]






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